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Exhibit 99.2

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED BELOW.	Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE
1.
Proposal to adopt the Agreement and Plan of Merger, dated as of January 17, 2005, among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc., as amended on February 10, 2005, and to approve the merger contemplated thereby, as more particularly described in the accompanying joint proxy statement/prospectus of Computer Network Technology Corporation and McDATA Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
Proposal to approve any motion for adjournment or postponement of the Computer Network Technology Corporation Special Shareholders Meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Special Shareholders Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cmnt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you are located outside of the United States,
the delivery of your Proxy MUST be via the INTERNET or MAIL

PROXY

COMPUTER NETWORK TECHNOLOGY CORPORATION

Special Shareholders Meeting—May 24, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby appoints Thomas G. Hudson and Gregory T. Barnum, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Computer Network Technology Corporation Common Stock which the undersigned is entitled to vote at the Special Shareholders Meeting of the company to be held May 24, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

Computer Network Technology Corporation (CNT)
Special Shareholders Meeting
May 24, 2005

to be held at
Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, MN 55442

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  Exhibit 99.2